Exhibit 99.1

Burlington Stores, Inc. Names Michael Skirvin to Board of Directors

BURLINGTON, New Jersey — August 21, 2025 — Burlington Stores, Inc. (NYSE: BURL), a nationally recognized off-price retailer of high-quality, branded apparel, footwear, accessories, and merchandise for the home at everyday low prices, announced today that Michael Skirvin is joining its Board of Directors and its Audit Committee effective November 18, 2025.

John Mahoney, Chairman of the Board, stated, “Michael has a proven track record as a highly accomplished leader, and we are pleased to welcome him to our Board. I believe that his addition will further strengthen our Board, adding to the qualifications, experiences, skills and character of its current composition, and that his insights and expertise will be invaluable to our Board in its oversight of the company’s continued strategic growth.” Michael O’Sullivan, Chief Executive Officer, stated, “We are very excited to have Michael as a Board member. He has over 30 years of experience in the off-price retail sector, and we believe that his knowledge and expertise will be valuable to our Company and shareholders as we continue to execute on the Burlington 2.0 strategy.”

Mr. Skirvin added, “I am excited to join Burlington’s Board and look forward to working with Michael O’Sullivan and the Burlington team. I believe the company is well positioned for continued growth in the off-price retail space, and I look forward to contributing to its continued success.”

About Michael Skirvin

Mr. Skirvin served as Chief Executive Officer of Bob’s Discount Furniture from 2016 through his retirement in 2020. Mr. Skirvin was previously Bob’s President and Chief Operating Officer from 2011 until his appointment as CEO. Before joining Bob’s, Mr. Skirvin served in a variety of roles with increasing responsibility at The TJX Companies from 1989 through 2010, including serving as Senior Vice President, Corporate Controller from 1999 to 2004; Senior Vice President, Real Estate and New Business Development from 2004 to 2007; and Chief Operating Officer of the A.J. Wright division from 2007 to 2010.

About Burlington Stores, Inc.

Burlington Stores, Inc., headquartered in New Jersey, is a nationally recognized off-price retailer with Fiscal 2024 net sales of $10.6 billion. The Company is a Fortune 500 company and its common stock is traded on the New York Stock Exchange under the ticker symbol “BURL.” The Company operated 1,115 stores as of the end of the first quarter of Fiscal 2025 in 46 states, Washington D.C. and Puerto Rico, principally under the name Burlington Stores. The Company’s stores offer an extensive selection of in-season, high-quality branded merchandise at up to 60% off other retailers' prices, including fashion-focused women’s apparel, menswear, youth apparel, baby, beauty, footwear, accessories, home, toys, gifts and coats.

For more information about the Company, visit www.burlington.com.

Investor Relations Contacts:

David J. Glick

Daniel Delrosario

855-973-8445
Info@BurlingtonInvestors.com

Allison Malkin

ICR, Inc.

203-682-8225

Safe Harbor for Forward-Looking and Cautionary Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact included in this release are forward-looking statements. Forward-looking statements discuss our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. We do not undertake to publicly update or revise our forward-looking statements, except as required by law, even if experience or future changes make it clear that any projected results expressed or implied in such statements will not be realized. If we do update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements. All forward-looking statements are subject to risks and uncertainties that may cause actual events or results to differ materially from those we expected, including general economic conditions, such as inflation, and the domestic and international political situation and the related impact on consumer confidence and spending; competitive factors, including the scale and potential consolidation of some of our competitors, rise of e-commerce spending, pricing and promotional activities of major competitors, and an increase in competition within the markets in which we compete; seasonal fluctuations in our net sales, operating income and inventory levels; the reduction in traffic to, or the closing of, the other destination retailers in the shopping areas where our stores are located; our ability to identify changing consumer preferences and demand; our ability to meet evolving regulatory requirements and stakeholder expectations regarding environmental, social or governance matters; extreme and/or unseasonable weather conditions caused by climate change or otherwise adversely impacting demand; effects of public health crises, epidemics or pandemics; our ability to sustain our growth plans or successfully implement our long-range strategic plans; our ability to execute our opportunistic buying and inventory management process; our ability to optimize our existing stores or maintain favorable lease terms; the availability, selection and purchasing of attractive brand name merchandise on favorable terms; our ability to attract, train and retain quality employees and temporary personnel in sufficient numbers; labor costs and our ability to manage a large workforce; the solvency of parties with whom we do business and their willingness to perform their obligations to us; import risks, including tax and trade policies, tariffs and government regulations; disruption in our distribution network; our ability to protect our information systems against service interruption, misappropriation of data, breaches of security, or other cyber-related attacks; risks related to the methods of payment we accept; the success of our advertising and marketing programs in generating sufficient levels of customer traffic and awareness; damage to our corporate reputation or brand; impact of potential loss of executives or other key personnel; our ability to comply with existing and changing laws, rules, regulations and local codes; lack of or insufficient insurance coverage; issues with merchandise safety and shrinkage; our ability to comply with increasingly rigorous privacy and data security regulations; impact of legal and regulatory proceedings relating to us; use of social media by us or by third parties at our direction in violation of applicable laws and regulations; our ability to generate sufficient cash to fund our operations and service our debt obligations; our ability to comply with covenants in our debt agreements; the consequences of the possible conversion of our convertible notes; our reliance on dividends, distributions and other payments, advance and transfers of funds from our subsidiaries to meet our obligations; the volatility of our stock price; the impact of the anti-takeover provisions in our governing documents; impact of potential shareholder activism; and each of the factors that may be described from time to time in our filings with the U.S. Securities and Exchange Commission, including under the heading “Risk Factors” in our most recent Annual Report on Form 10-K. For each of these factors, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, as amended.